As Filed with the Securities and Exchange Commission on October 28, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Build-A-Bear Workshop. Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5945	43-18883836
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114
(314) 423-8000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Maxine Clark
Chief Executive Bear
Build-A-Bear Workshop, Inc.
1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114
(314) 423-8000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies of all correspondence to:
James H. Erlinger III, Esq.		Rohan S. Weerasinghe, Esq.
R. Randall Wang, Esq.		Shearman & Sterling LLP
Robert J. Endicott, Esq.		599 Lexington Avenue
Bryan Cave LLP		New York, New York 10022
One Metropolitan Square		(212) 848-4000
211 North Broadway, Suite 3600		(212) 848-7179 (fax)
St. Louis, Missouri 63102-2750
(314) 259-2000
(314) 259-2020 (fax)

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. File No. 333-118142 ☑

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of each class of securities to be registered	Registered (1)	Share (2)	Price	Registration fee
Common Stock, $0.01 par value per share	784,300	$20.00	$15,686,000	$1,988

(1)	Includes 102,300 shares that may be purchased by the underwriters to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-1,
EXHIBIT INDEX
Opinion of Bryan Cave LLP
Consent of KPMG LLP

EXPLANATORY NOTE

     Build-A-Bear Workshop, Inc. (the “Registrant”) is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the initial public offering of our common stock contemplated by Registration Statement Number 333-118142, as amended, which was originally filed by us with the Securities and Exchange Commission on August 12, 2004 and declared effective by the Securities and Exchange Commission on October 27, 2004.

     The Company is filing this registration statement with respect to the registration of an additional 784,300 shares of the Registrant’s common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act. The contents of Registration Statement Number 333-118142, including the prospectus contained therein and all exhibits to Registration Statement Number 333-118142, are hereby incorporated in this registration statement by reference.

     The Registrant hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission the applicable filing fee by wire transfer from its account to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable, but in no event later than the close of business on October 28, 2004. The Registrant further certifies that it will not revoke the instructions to make the wire transfer and that it has sufficient funds in its account to cover the amount of the filing fee.

     The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on the 27th day of October, 2004.

BUILD-A-BEAR WORKSHOP, INC.

By:	/s/ JOHN BURTELOW

Name: John Burtelow

Title:	Chief Banker Bear

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signatures		Title	Date

/s/ MAXINE CLARK* Maxine Clark		Chief Executive Bear and Chairman of the Board (Principal Executive Officer)	October 27, 2004

/s/ BARNEY A. EBSWORTH* Barney A. Ebsworth		Director	October 27, 2004

/s/ JAMES M. GOULD* James M. Gould		Director	October 27, 2004

/s/ WILLIAM REISLER* William Reisler		Director	October 27, 2004

/s/ FRANK M. VEST, JR.* Frank M. Vest, Jr.		Director	October 27, 2004

/s/ TINA KLOCKE* Tina Klocke		Chief Financial Bear, Treasurer and Secretary (Principal Financial and Accounting Officer)	October 27, 2004

*By:	/s/ JOHN BURTELOW Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.	Description
5.1	Opinion of Bryan Cave LLP regarding the validity of the securities

23.1	Consent of KPMG LLP

23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to original Registration Statement No. 333-118142 on Form S-1 filed August 12, 2004)